Exhibit 99.1

Emerald Reports Third Quarter 2025 Financial Results

Strong Operational Execution Keeps Emerald on Track to Achieve its Full-Year Objectives

Updates Full-Year Outlook Following Generis Acquisition

NEW YORK, N.Y. – October 31, 2025 – Emerald Holding, Inc. (NYSE: EEX) (“Emerald” or the “Company”), America’s largest producer of trade shows and their associated conferences, content and commerce, today reported financial results for the third quarter ended September 30, 2025.

Year-To-Date 2025 Financial Highlights

•
Revenues of $330.7 million, an increase of $38.7 million, or 13.3%, over the prior year period, primarily due to revenues from acquisitions and higher Organic Revenues.
•
Organic Revenues, a non-GAAP measure, which takes into account the impact of acquisitions, scheduling adjustments and discontinued events, if any, of $288.8 million, an increase of $3.0 million, or 1.0%, from $285.8 million in the prior year period. The recent acquisitions of Generis, This is Beyond and Insurtech Insights would have resulted in a 4.3% year-over-year increase in Organic Revenues had they been part of Emerald’s portfolio in the nine months ended September 30, 2024. (Refer to Schedule 1 for a reconciliation to revenues, the most directly comparable GAAP measure).
•
Net loss of $0.5 million, compared to net loss of $2.9 million in the prior year period.
•
Adjusted EBITDA, a non-GAAP measure, of $90.8 million, compared to $68.6 million, a 32.4% increase (Refer to Schedule 3 for a reconciliation to net (loss) income, the most directly comparable GAAP measure).
•
Emerald updates its previously issued Full Year 2025 guidance range to $460–$465 million in revenue and $122.5–$127.5 million in Adjusted EBITDA, from its prior range of $450–$460 million in Revenue and $120–$125 million in Adjusted EBITDA, to reflect the acquisition of Generis.

Third Quarter 2025 Financial Highlights

•
Revenues of $77.5 million, an increase of $4.9 million, or 6.7%, over the prior year period, primarily due to revenues from acquisitions, offset by lower Organic Revenues and scheduling differences.
•
Organic Revenues, a non-GAAP measure, which takes into account the impact of acquisitions, scheduling adjustments and discontinued events, if any, of $64.0 million, a decrease of $4.7 million, or 6.8%, from $68.7 million in the prior year period. The recent acquisitions of This is Beyond and Insurtech Insights would have improved the result to a 2.9% year-over-year decline in Organic Revenues had they been part of Emerald’s portfolio in the third quarter ended September 30, 2024. (Refer to Schedule 1 for a reconciliation to revenues, the most directly comparable GAAP measure).
•
Net loss of $14.4 million, compared to net loss of $11.1 million in the prior year period.
•
Adjusted EBITDA, a non-GAAP measure, of $12.8 million, compared to $12.5 million in the prior year period, a 2.4% increase (Refer to Schedule 3 for a reconciliation to net (loss) income, the most directly comparable GAAP measure).

Operational and Capital Structure Updates

•
On October 30, 2025, Emerald’s Board of Directors approved an extension and expansion of the Company’s share repurchase program to allow for the repurchase of up to $25.0 million of common stock through December 31, 2026.
•
Emerald repurchased 116,094 shares for $0.5 million in the third quarter 2025 at an average price of $4.87 per share. Year to date 2025, Emerald repurchased 3.8 million shares for $16.2 million at an average price of $4.31 per share.
•
On October 30, 2025, Emerald’s Board of Directors declared a dividend for the quarter ending December 31, 2025, of $0.015 per share.

Hervé Sedky, Emerald’s President and Chief Executive Officer, said, “Throughout the year, Emerald has continued to execute with discipline and consistency across the portfolio, advancing the strategic priorities we outlined at the start of 2025. Even in what is traditionally our softest quarter, our teams remained focused in the third quarter and continued to deliver meaningful progress across the business. We strengthened our portfolio through the acquisition of Generis and advanced innovation initiatives, such as early-stage AI tools, designed to enhance the customer experience and deliver scalable efficiency in our processes. These actions reflect our focus on building dynamic, high-impact platforms that help businesses connect and grow in an increasingly complex marketplace. Strong rebooking trends and solid pacing for 2026 underscore the confidence customers place in our platform and the enduring value of live events.”

David Doft, Emerald’s Chief Financial Officer, added, “Through the first nine months, our results reflect solid fundamentals and continued momentum across our portfolio. We delivered positive organic growth, especially when taking into consideration our recent acquisitions, strong growth in revenue and Adjusted EBITDA, and maintained strong liquidity and prudent capital management. Our results in the third quarter, by far our smallest quarter of the year, were in line with expectations and primarily reflect the on-going and soon to be completed construction at the Las Vegas Convention Center which affected our largest event in the quarter, as well as some modest and anticipated tariff headwinds related to that event. Despite these temporary impacts, our year-to-date performance reinforces the strength of our model and our confidence in achieving our 2025 objectives.”

Third Quarter and Year-to-Date 2025 Financial Performance and Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
	(unaudited, dollars in millions, except percentages and per share data)
Revenues	$77.5	$72.6	$4.9	6.7%	$330.7	$292.0	$38.7	13.3%
Net loss	$(14.4)	$(11.1)	$(3.3)	29.7%	$(0.5)	$(2.9)	$2.4	NM
Net cash provided by operating activities	$1.8	$9.1	$(7.3)	(80.2%)	$30.3	$26.2	$4.1	15.6%
Diluted loss per share	$(0.07)	$(0.05)	$(0.02)	40.0%	$—	$(0.11)	$0.11	NM

Non-GAAP measures:
Adjusted EBITDA	$12.8	$12.5	$0.3	2.4%	$90.8	$68.6	$22.2	32.4%
Adjusted EBITDA excluding event cancellation insurance proceeds	$12.8	$12.5	$0.3	2.4%	$90.8	$67.6	$23.2	34.3%
Free Cash Flow	$(0.4)	$6.7	$(7.1)	(106.0%)	$24.2	$18.6	$5.6	30.1%
Free cash flow excluding event cancellation insurance proceeds, net	$(0.4)	$6.7	$(7.1)	(106.0%)	$24.2	$17.6	$6.6	37.5%

Third Quarter 2025

•
Third quarter 2025 revenues were $77.5 million, an increase of $4.9 million or 6.7% versus the third quarter 2024, driven primarily by $12.5 million in revenue from acquisitions, offset by a $4.7 million decline in Organic Revenues, prior year revenue of $1.3 million related to two discontinued events that were not contributing to profitability and scheduling differences of $1.6 million. The recent acquisitions of This is Beyond and Insurtech Insights would have resulted in a 2.9% year-over-year decline in Organic Revenues had they been part of Emerald’s portfolio in the third quarter ended September 30, 2024.
•
Third quarter 2025 Organic Revenues from the Connections reportable segment were $54.0 million, a decrease of $4.5 million or 7.7% versus the third quarter 2024, due to a decrease in recurring revenues.
•
Third quarter 2025 Organic Revenues from the All Other category were $10.0 million, a decrease of $0.2 million or 2.0% versus the third quarter 2024, due to a $0.4 million decrease in Content revenues, offset by a $0.2 million increase in Commerce revenues.
•
Third quarter 2025 net loss was $14.4 million, compared to net loss of $11.1 million for the third quarter 2024, principally as a result of higher non-recurring expenses, primarily related to contingent consideration remeasurement adjustments, non-recurring legal and consulting expenses, and higher stock based compensation expense, offset by higher benefit from income taxes and lower intangible asset impairment charges.

•
Third quarter 2025 Adjusted EBITDA was $12.8 million, compared to $12.5 million for the third quarter 2024.

Year-to-Date 2025

•
Year-to-date Revenues were $330.7 million, an increase of $38.7 million, or 13.3%, versus the prior year period, driven by revenue from acquisitions of $40.9 million, scheduling adjustments of $0.7 million and Organic Revenue growth of $3.0 million, offset by a decrease of $5.9 million in revenue from discontinued events. The recent acquisitions of Generis, This is Beyond and Insurtech Insights would have resulted in a 4.3% year-over-year increase in Organic Revenues had they been part of Emerald’s portfolio in the nine months ended September 30, 2024.
•
Year-to-date 2025 Organic Revenues from the Connections reportable segment were $259.3 million, an increase of $4.7 million or 1.8% versus the prior year period, due to higher recurring revenues and two new event launches.
•
Year-to-date 2025 Organic Revenues from the All Other category were $29.5 million, a decrease of $1.7 million or 5.4% versus the prior year period, due to a $1.9 million decrease in Content revenues, partially offset by a $0.2 million increase in Commerce revenues.
•
Year-to-date 2025 net loss was $0.5 million, compared to net loss of $2.9 million for the prior year period, principally as a result of higher operating income, partially offset by higher provision for income taxes.
•
Year-to-date 2025 Adjusted EBITDA was $90.8 million, compared to $68.6 million in the prior year period.

For a discussion of the Company’s presentation of Organic revenues and Adjusted EBITDA, which are non-GAAP measures, see below under the heading “Non-GAAP Financial Information.” Refer to Schedule 1 for a reconciliation of Organic revenues to revenues (discussed in the first paragraph of this section), the most directly comparable GAAP measure, and refer to Schedule 3 for a reconciliation of Adjusted EBITDA to net income (loss) (discussed in the second paragraph of this section), the most directly comparable GAAP measure.

Cash Flow

Third Quarter 2025:

•
Third quarter 2025 net cash provided by operating activities was $1.8 million, compared to $9.1 million in the third quarter 2024.
•
Third quarter 2025 capital expenditures were $2.2 million, compared to $2.4 million in the third quarter 2024.
•
Third quarter 2025 Free Cash Flow excluding event cancellation insurance proceeds, net, which the Company defines as net cash provided by operating activities less capital expenditures, event cancellation insurance proceeds and taxes paid on event cancellation insurance proceeds, was $(0.4) million, compared to $6.7 million in the third quarter 2024. The calculation of third quarter 2025 Free Cash Flow excluding event cancellation insurance proceeds, net, includes non-recurring acquisition related transaction costs of $0.7 million, acquisition integration and restructuring-related transition costs of $1.4 million, non-recurring legal and consulting fees of $1.8 million and non-recurring financing fees charged to interest expense of $0.1 million for a debt repricing in August 2025. The calculation of third quarter 2024 Free Cash Flow excluding event cancellation insurance proceeds, net, includes non-recurring acquisition related transaction costs of $1.0 million, acquisition integration and restructuring-related transition costs of $1.4 million, and non-recurring legal and consulting fees of $0.7 million. The total of these items is $4.0 million and $3.1 million for the quarters ended September 30, 2025 and 2024, respectively.
•
Free Cash Flow in third quarter 2025 as reported reflects the impact of certain acquisition-timing effects. As the Generis acquisition closed before several of its major events were scheduled to stage, a portion of event-related cash was reflected in the purchase price, rather than being captured in Emerald’s operating cash flow. The amount of this impact would have represented approximately $9.5 million of incremental cash flows from operations.

Year-to-Date 2025

•
Year-to-date 2025 net cash provided by operating activities was $30.3 million, compared to $26.2 million in the prior year period.
•
Year-to-date 2025 capital expenditures were $6.1 million, compared to $7.6 million in the prior year period.

•
Year-to-date 2025 Free Cash Flow excluding event cancellation insurance proceeds, net, which the Company defines as net cash provided by operating activities less capital expenditures, event cancellation insurance proceeds and taxes paid on event cancellation insurance proceeds, was $24.2 million, compared to $17.6 million in the prior year period. The calculation of year-to-date 2025 Free Cash Flow excluding event cancellation insurance proceeds, net, includes non-recurring acquisition related transaction costs of $5.6 million, acquisition integration and restructuring-related transition costs of $3.9 million, non-recurring legal and consulting fees of $3.2 million and non-recurring financing fees charged to interest expense of $6.5 million for the January 2025 and August 2025 debt repricings. The calculation of year-to-date 2024 Free Cash Flow excluding event cancellation insurance proceeds, net, includes non-recurring acquisition related transaction costs of $2.2 million, acquisition integration and restructuring-related transition costs of $7.2 million, and non-recurring legal and consulting fees of $1.7 million. The total of these items is $19.2 million and $11.1 million for the nine months ended September 30, 2025 and 2024, respectively.
•
Year-to-date Free Cash Flow as reported reflects the impact of certain acquisition-timing effects. As the Generis, This is Beyond and Insurtech acquisitions closed before several of their major events were staged or scheduled to stage, a portion of event-related cash was reflected in the purchase price of each acquisition, rather than being captured in Emerald’s operating cash flow. The amount of this impact would have represented approximately $30.0 million incremental cash flows from operations.

For a review of the Company’s presentation of Free Cash Flow, which is a non-GAAP measure, see below under the heading “Non-GAAP Financial Information.” Refer to Schedule 4 for a reconciliation of Free Cash Flow to net cash provided by operating activities (discussed in the first paragraph of this section), the most directly comparable GAAP measure.

Dividend

On October 30, 2025, Emerald’s Board of Director’s declared a dividend for the quarter ending December 31, 2025, of $0.015 per share payable on November 20, 2025 to holders of Emerald’s common stock as of November 10, 2025.

Emerald Share Repurchase Program

On October 30, 2025, Emerald’s Board of Directors approved an extension and expansion of the Company’s share repurchase program that allows for the repurchase of $25.0 million of its common stock through December 31, 2026. In the three months ended September 30, 2025, Emerald bought back 116,094 shares for $0.5 million at an average price of $4.87 per share under the prior share repurchase authorization. Year-to-date ended September 30, 2025, Emerald bought back 3,776,218 shares for $16.2 million at an average price of $4.31 per share. At quarter end, Emerald had $20.3 million remaining available under the prior share repurchase authorization.

Since the restart of the share repurchase program in 2021 through September 30, 2025, the Company has bought back a total of 17.0 million shares of common stock for an aggregate of $70.0 million.

Conference Call Webcast Details

As previously announced, the Company’s leadership will hold a conference call to discuss its third quarter 2025 results at 8:30 am EDT on Friday, October 31, 2025.

The conference call can be accessed by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). A telephonic replay will be available beginning at 11:30 am ET by dialing 1-800-770-2030, or for international callers, 1-647-362-9199. The passcode for the replay is 1558503. The replay will be available until 11:59 pm ET on November 7, 2025.

Interested investors and other parties can access the webcast of the live conference call by visiting the Investors section of Emerald’s website at https://investor.emeraldx.com. An online replay will be available on the same website immediately following the call.

About Emerald

Emerald Holding, Inc. (NYSE: EEX) is the largest U.S.-based B2B event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. As the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled hosted buyer platform, Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year.

Non-GAAP Financial Information

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP financial measures are in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP financial measures enhance the reader’s understanding of our past financial performance and our prospects for the future. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of non-GAAP financial measures used in this press release to their nearest comparable GAAP financial measures is included in the schedules attached hereto.

Organic Revenue

We define “Organic revenue growth” and “Organic revenue decline” as the growth or decline, respectively, in our revenue from one period to the next, adjusted for the revenue impact of: (i) acquisitions and dispositions, (ii) discontinued events and (iii) material show scheduling adjustments. We disclose changes in Organic revenue because we believe it assists investors and analysts in comparing Emerald’s operating performance across reporting periods on a consistent basis by excluding items that we do not believe provide a fair comparison of the trends underlying our existing event portfolio given changes in timing or strategy. Management and Emerald’s board of directors evaluate changes in Organic revenue to evaluate our historical and prospective financial performance and understand underlying revenue trends of our events.

Adjusted EBITDA

We use Adjusted EBITDA because we believe it assists investors and analysts in comparing Emerald’s operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and Emerald’s board of directors use Adjusted EBITDA to assess our financial performance and believe it is helpful in highlighting trends because it excludes the results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Adjusted EBITDA should not be considered as an alternative to net income (loss) as a measure of financial performance or to cash flows from operations as a liquidity measure.

We define Adjusted EBITDA as net income (loss) before (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) goodwill and other intangible asset impairment charges and (vi) other items that management believes are not part of our core operations.

We have also presented Adjusted EBITDA excluding event cancellation insurance proceeds in order to illustrate the amount of Adjusted EBITDA from continuing operations.

Note: Schedule 3 provides reconciliations for 2025 and 2024 Adjusted EBITDA to net income (loss), however, it is not possible, without unreasonable efforts, to estimate the impacts of show scheduling adjustments, acquisitions and certain other special items that may occur in 2025 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of 2025 projected Adjusted EBITDA to projected net income (loss) without unreasonable efforts and has not provided reconciliations for these forward-looking non-GAAP financial measures.

Free Cash Flow

We present Free Cash Flow because we believe it is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after capital expenditures, can be used to maintain and grow our business, for the repayment of indebtedness, payment of dividends and to fund strategic opportunities. Free Cash Flow is a supplemental non-GAAP measure of liquidity and is not based on any standardized methodology prescribed by GAAP. Free Cash Flow should not be considered in isolation or as an alternative to cash flows from operating activities or other measures determined in accordance with GAAP.

We have also presented Free Cash Flow excluding event cancellation insurance proceeds, net in order to illustrate the amount of Free Cash Flow from continuing operations.

Other companies may compute these measures differently. No non-GAAP metric should be considered as an alternative to any other measure derived in accordance with GAAP.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains and our earnings call will contain certain forward-looking statements, including, but not limited to, statements regarding our ability to return our business to pre-COVID levels; general economic conditions, including the impact of tariffs and trade policy or more specifically about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance; the multiple avenues to return to organic growth; expectations regarding interest rates and economic conditions, among others; our guidance with respect to estimated revenues and Adjusted EBITDA; our ability or inability to obtain insurance coverage relating to event cancellations or interruptions; our intention to continue to pay regular quarterly dividends; our ability to successfully identify and acquire acquisition targets; our expectations arising from the ongoing impact of natural disasters, or outbreaks of contagious disease or the potential for infection (including COVID-19) on our business; how we integrate and grow acquired businesses; our ability to leverage artificial intelligence and other technologies in our products and services; and how we expand our international operations. In particular, the declaration, timing and amount of any future dividends will be subject to the discretion and approval of the Board and will depend on a number of factors, including the Company’s results of operations, cash flows, financial position and capital requirements, any applicable restrictions under the Company’s debt facilities, as well as general business conditions, legal, tax and regulatory restrictions and other factors the Board deems relevant at the time it determines to declare such dividends. These statements are based on management’s current expectations as well as estimates and assumptions prepared by management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact

Emerald Holding, Inc.

Investor Relations

investor.relations@emeraldx.com

1-866-339-4688 (866EEXINVT)

Emerald Holding, Inc.

Condensed Consolidated Statements of Loss

(unaudited, dollars in millions, share data in thousands, except loss per share data)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenues	$77.5	$72.6	$330.7	$292.0
Other income, net	—	—	—	1.0
Cost of revenues	25.3	23.1	117.3	103.7
Selling, general and administrative expense	51.3	40.8	152.5	135.8
Depreciation and amortization expense	8.7	7.1	22.7	21.2
Intangible asset impairment charges	—	6.3	—	6.3
Operating (loss) income	(7.8)	(4.7)	38.2	26.0
Interest expense	10.7	12.3	39.0	36.4
Interest income	0.6	2.2	4.2	6.6
(Loss) income before income taxes	(17.9)	(14.8)	3.4	(3.8)
(Benefit from) provision for income taxes	(3.5)	(3.7)	3.9	(0.9)
Net loss attributable to Emerald Holding, Inc.	$(14.4)	$(11.1)	$(0.5)	$(2.9)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	(12.7)
Net loss attributable to Emerald Holding, Inc. common stockholders	$(14.4)	$(11.1)	$(0.5)	$(15.6)
Basic loss per share	(0.07)	(0.05)	—	(0.11)
Diluted loss per share	(0.07)	(0.05)	—	(0.11)
Basic weighted average common shares outstanding	197,950	203,893	199,053	141,179
Diluted weighted average common shares outstanding	197,950	203,893	199,053	141,179

Emerald Holding, Inc.

Condensed Consolidated Balance Sheets

(dollars in millions, share data in thousands, except par value)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$95.4	$194.8
Trade and other receivables, net of allowances of $2.6 million and $1.6 million, as of September 30, 2025 and December 31, 2024, respectively	95.3	82.5
Prepaid expenses and other current assets	41.2	29.6
Total current assets	231.9	306.9
Noncurrent assets
Property and equipment, net	2.0	1.8
Intangible assets, net	190.6	155.9
Goodwill, net	781.4	573.8
Right-of-use assets	7.4	6.4
Other noncurrent assets	4.0	3.9
Total assets	$1,217.3	$1,048.7
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$43.9	$40.7
Income taxes payable	1.1	—
Cancelled event liabilities	1.0	1.2
Deferred revenues	229.0	190.5
Contingent consideration	1.5	0.7
Right-of-use liabilities, current portion	5.3	4.0
Term loan, current portion	5.2	4.2
Total current liabilities	287.0	241.3
Noncurrent liabilities
Term loan, net of discount and deferred financing fees	499.8	398.5
Deferred tax liabilities, net	16.2	4.9
Right-of-use liabilities, noncurrent portion	4.4	5.5
Other noncurrent liabilities	40.4	12.6
Total liabilities	847.8	662.8
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value; authorized shares at September 30, 2025 and December 31, 2024: 800,000; 197,961 and 201,447 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2.0	2.0
Additional paid-in capital	1,017.7	1,034.0
Accumulated other comprehensive income	0.4	—
Accumulated deficit	(650.6)	(650.1)
Total stockholders’ equity	369.5	385.9
Total liabilities and stockholders’ equity	$1,217.3	$1,048.7

Schedule 1

Emerald Holding, Inc.

UNAUDITED RECONCILIATION OF REVENUES TO ORGANIC REVENUES

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
Consolidated	2025	2024	$	%	2025	2024	$	%
	(dollars in millions) (unaudited)
Revenues	$77.5	$72.6	$4.9	6.7%	$330.7	$292.0	$38.7	13.3%
Deduct:
Acquisition revenues (1)	(12.5)	—			(40.9)	—
Discontinued events	—	(1.3)			—	(5.9)
Scheduling adjustments(2)	(1.0)	(2.6)			(1.0)	(0.3)
Organic revenues	$64.0	$68.7	$(4.7)	(6.8%)	$288.8	$285.8	$3.0	1.0%

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
Connections	2025	2024	$	%	2025	2024	$	%
	(dollars in millions) (unaudited)
Revenues	$67.5	$62.4	$5.1	8.2%	$301.2	$260.8	$40.4	15.5%
Deduct:
Acquisition revenues	(12.5)	—			(40.9)	—
Discontinued events	—	(1.3)			—	(5.9)
Scheduling adjustments(2)	(1.0)	(2.6)			(1.0)	(0.3)
Organic revenues	$54.0	$58.5	$(4.5)	(7.7%)	$259.3	$254.6	$4.7	1.8%

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
All Other	2025	2024	$	%	2025	2024	$	%
	(dollars in millions) (unaudited)
Revenues	$10.0	$10.2	$(0.2)	(2.0%)	$29.5	$31.2	$(1.7)	(5.4%)
Deduct:
Acquisition revenues	—	—			—	—
Discontinued events	—	—			—	—
Scheduling adjustments	—	—			—	—
Organic revenues	$10.0	$10.2	$(0.2)	(2.0%)	$29.5	$31.2	$(1.7)	(5.4%)

Notes:

(1)
For the three months ended September 30, 2025, represents revenues from the acquisitions of This is Beyond and Insurtech. For the comparable period in the prior year, these businesses generated revenues of $9.8 million. Assuming prior year foreign currency rates, these revenues would have been $12.2 million for the three months ended September 30, 2025, resulting in a 2.9% year-over-year decrease in Organic Revenues. For the nine months ended September 30, 2025, represents revenues from the acquisitions of Generis, This is Beyond, Insurtech and GRC World Forums. For the comparable period in the prior year, these businesses generated revenues of $40.2 million. Assuming prior year foreign currency rates, these revenues would have been $51.1 million for the nine months ended September 30, 2025, resulting in a 4.3% year-over-year increase in Organic Revenues.
(2)
For the three months ended September 30, 2025, represents revenues from four events that staged in the third quarter of fiscal 2025, but staged in a different quarter in fiscal 2024, revenues from six events that staged in the third quarter of fiscal 2024 but are scheduled to stage in a different quarter in fiscal 2025 and the prior year booked revenue for an event that was cancelled due to a hurricane but staged in the current year. For the nine months ended September 30, 2025, represents revenues from three events that staged in the first nine months of fiscal 2025, but staged later in fiscal 2024, revenues from two events that staged in the first nine months of fiscal 2024 but are scheduled to stage in the fourth quarter of fiscal 2025 and the prior year booked revenue for an event that was cancelled due to a hurricane but staged in the current year.

Schedule 2

Emerald Holding, Inc.

UNAUDITED RECONCILIATION OF REVENUES TO DISAGGREGATED REVENUES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions) (unaudited)
Connections	$67.5	$62.4	$301.2	$260.8
Content	4.5	4.9	13.6	15.5
Commerce	5.5	5.3	15.9	15.7
Total Revenues	$77.5	$72.6	$330.7	$292.0

Schedule 3

Emerald Holding, Inc.

UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions) (unaudited)
Net loss	$(14.4)	$(11.1)	$(0.5)	$(2.9)
Add (deduct):
Interest expense, net	10.1	10.1	34.8	29.8
(Benefit from) provision for income taxes	(3.5)	(3.7)	3.9	(0.9)
Intangible asset impairment charges(1)	—	6.3	—	6.3
Depreciation and amortization	8.7	7.1	22.7	21.2
Stock-based compensation	2.9	0.7	8.5	4.7
Other items(2)	9.0	3.1	21.4	10.4
Adjusted EBITDA	$12.8	$12.5	$90.8	$68.6
Deduct:
Event cancellation insurance proceeds	—	—	—	1.0
Adjusted EBITDA excluding event cancellation insurance proceeds	$12.8	$12.5	$90.8	$67.6

Notes:

(1)
Intangible asset impairment charges for the three and nine months ended September 30, 2024 represent non-cash charges of $6.3 million for certain indefinite-lived intangible assets in connection with the Company’s interim testing of intangibles for impairment.
(2)
Other items for the three months ended September 30, 2025 included: (i) $0.7 million in acquisition-related transaction costs; (ii) $1.4 million in acquisition integration and restructuring-related transition costs; (iii) $1.8 million in non-recurring legal, audit and consulting fees; and (iv) $5.1 million in expense related to the remeasurement of contingent consideration. Other items for the three months ended September 30, 2024 included: (i) $1.0 million in acquisition-related transaction costs; (ii) $1.4 million in acquisition integration and restructuring related transition costs; and (iii) $0.7 million in non-recurring legal, audit and consulting fees. Other items for the nine months ended September 30, 2025 included: (i) $5.6 million in acquisition-related transaction costs; (ii) $3.9 million in acquisition integration and restructuring-related transition costs; (iii) $3.2 million in non-recurring legal, audit and consulting fees; and (iv) $8.7 million in expense related to the remeasurement of contingent consideration. Other items for the nine months ended September 30, 2024 included:(i) $2.2 million in acquisition-related transaction costs; (ii) $7.2 million in acquisition integration and restructuring related transition costs; (iii) $1.7 million in non-recurring legal, audit and consulting fees; and (iv) $0.7 million in gains related to the remeasurement of contingent consideration.

Schedule 4

Emerald Holding, Inc.

UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions) (unaudited)
Net Cash Provided by Operating Activities	$1.8	$9.1	$30.3	$26.2
Less:
Capital expenditures	2.2	2.4	6.1	7.6
Free Cash Flow	$(0.4)	$6.7	$24.2	$18.6
Event cancellation insurance proceeds	—	—	—	(1.0)
Free cash flow excluding event cancellation insurance proceeds, net	$(0.4)	$6.7	$24.2	$17.6

Schedule 5

Emerald Holding, Inc.

UNAUDITED RECONCILIATION OF REPORTABLE SEGMENTS RESULTS TO (LOSS) INCOME BEFORE TAXES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions) (unaudited)
Revenues
Connections	$67.5	$62.4	$301.2	$260.8
All Other	10.0	10.2	29.5	31.2
Total revenues	$77.5	$72.6	$330.7	$292.0

Other income, net
Connections	$—	$—	$—	$1.0
Total other income, net	$—	$—	$—	$1.0

Adjusted EBITDA
Connections	$23.1	$23.6	$124.4	$106.2
All Other	2.2	1.6	4.7	3.7
Adjusted EBITDA (excluding General corporate expenses)	$25.3	$25.2	$129.1	$109.9

General corporate expenses	(12.5)	(12.7)	(38.3)	(41.3)
Interest expense, net	(10.1)	(10.1)	(34.8)	(29.8)
Intangible asset impairment charges	—	(6.3)	—	(6.3)
Depreciation and amortization expense	(8.7)	(7.1)	(22.7)	(21.2)
Stock-based compensation expense	(2.9)	(0.7)	(8.5)	(4.7)
Other items	(9.0)	(3.1)	(21.4)	(10.4)
(Loss) income before income taxes	$(17.9)	$(14.8)	$3.4	$(3.8)